Exhibit 8(d)(4): Amendment No. 3 to the Participation Agreement among MFS Variable Insurance Trust, Massachusetts Financial Services Company and United of Omaha Life Insurance Company.

                                AMENDMENT NO. 3

This is an Amendment to the Participation Agreement (Agreement) dated June 30, 1995, among MFS Variable Insurance Trust (the Trust), Massachusetts Financial Services Company (the Adviser) and United of Omaha Life Insurance Company (the Company). This Amendment is effective May 1, 1997.

The Trust, Adviser and the Company hereby agree to replace Schedule A of the Participation Agreement by inserting the following in its entirety:

Schedule A
----------

----------------------------------------------------------------------------------------------------
 Name of Separate Account and Date           Contracts Funded by
 Established by Board of Directors             Separate Account            Designated Portfolios
----------------------------------------------------------------------------------------------------
                                                                         Emerging Growth Series
United of Omaha Life Insurance Company            6090L                    Research Series
Separate Account C (12-1-93)                   6500L-0898                High Income Series
(Variable Annuities)                                                    Global Government Series
                                                                       Capital Opportunities Series
----------------------------------------------------------------------------------------------------

United of Omaha Life Insurance  Company        6347L-0697                Emerging Growth Series
Separate Account B (8-27-96)                   6387L-1197                  Research Series
(Variable Life)                                                          High Income Series
                                                                        Global Government Series
                                                                       Capital Opportunities Series
----------------------------------------------------------------------------------------------------

Signed by the parties:
                                United Of Omaha Life Insurance Company
                                By its authorized officer,

                                By:   /s/
                                     -------------------------------------------
                                           RICHARD A. Witt
                                Title:     Senior Vice President
                                Date:      7/22/99



                                MFS Variable Insurance Trust
                                By its authorized officer

                                By:   /s/
                                     -------------------------------------------
                                           JEFFREY L. SHAMES
                                Title:     Chairman
                                Date:      _____________________________________



                                Massachusetts Financial Services Company
                                By its authorized officer,

                                By:   /s/
                                     -------------------------------------------
                                           JEFFREY L. SHAMES
                                Title:     Chairman & Chief Executive Officer
                                Date: